Exhibit 10(m)

                                                            February 7, 1995

                                                            VIACOM

Mr. Mark M. Weinstein
One Gracie Square
New York, New York  10028

Dear Mr. Weinstein:


          Reference is made to that certain employment agreement between you and Viacom International Inc. ("Viacom"), dated as of August 1, 1990, as amended as of February 1, 1993 (the "Employment Agreement").

          This letter, when fully executed below, shall amend your Employment Agreement as follows:

          1. Duties. Section 2 shall be amended, effective January 17, 1995, to replace the second and third sentences with the following sentence:

                    "You will be Senior Vice President,
                    Government Affairs of Viacom and Viacom
                    Inc. and you agree to perform the duties of such office, and such other duties reasonable and consistent with such office as may be assigned to you from time to time by the President, Chief Executive Officer of Viacom (the "CEO") or his designee who shall be a person who reports to the CEO, which duties include the performance of national government affairs and the operation of a Washington, D.C. office for a Washington, D.C. subsidiary of Viacom."

          2. Salary/Long-Term Incentive Plan. Section 3(c) shall be amended, effective as of February 1, 1993, to replace the third sentence with the following:

                    "You have received a grant of stock
                    options for 60,000 shares of Class B
                    Common Stock under the Viacom Inc. 1994
                    Long-Term Management Incentive Plan (the
                    "1994 LTMIP") which represented a two-
                    year grant of stock options covering
                    1994 and 1995 (the


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                    "1994/1995 Stock Options").  Any such
                    1994/1995 Stock Options that have not
                    vested on December 31, 1997 shall be
                    accelerated and become immediately
                    exercisable on December 31, 1997."

          Except as herein amended, all other terms and conditions of the Employment Agreement shall remain the same and the Employment Agreement, as herein amended, shall remain in full force and effect.

          If the foregoing correctly sets forth our understanding, please sign one copy of this letter and return it to the undersigned, whereupon this letter shall constitute a binding amendment to your Employment Agreement.


                                             Very truly yours,

                                             VIACOM INTERNATIONAL INC.


                                             By: /s/ William A. Roskin
                                                --------------------------
                                                Name: William A. Roskin
                                                Title: Senior Vice President,
                                                       Human Resources and
                                                       Administration

ACCEPTED AND AGREED:


   /s/ Mark M. Weinstein
_____________________________
       Mark M. Weinstein